UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-29058	82-0487965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

570 South Clearwater Loop, Building 1000, Suite D, Post Falls, ID	83854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 208-457-9409

510 Clearwater Loop, #101, Post Falls, ID 83854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04

Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement

On May 1, 2005 we failed to make a required $100,000 payment of principal on our outstanding promissory note in the aggregate principal amount of $2,869,740 payable RAB Special Situations LP (“RAB”).  Under the terms of the note, in the event of a default in our payment obligations under the note, the entire principal amount of the note becomes immediately due and payable.  Our obligations under the note and related loan agreements are collateralized by a security interest in substantially all of our assets.

On or about May 13, 2005, RAB verbally advised us that it did not intend to assert our failure to make the May 1, 2005 payment as a default under the note.  On May 24, 2005, we reached verbal agreement in principle with RAB confirming RAB’s May 13, 2005 advice and providing that (a) RAB has waived any default arising by reason of our failure to make the May 1, 2005 payment under the note, (b) RAB has agreed to defer payment of the $100,000 installment due under the promissory note on June 1, 2005, (c) payment of the May 1, 2005 and June 1, 2005 installments under the promissory note will become due and payable on the February 1, 2006 maturity date of the promissory note, (d) our agreement in principle with RAB will be promptly reduced to writing and (e) all of the other terms and conditions of our promissory note to RAB remain in full force and effect.

On May 18, 2005, we received notice from Palisades Master Fund L.P. (“Palisades”), alleging that by reason of our failure to make the May 1, 2005 installment payment to RAB, we had defaulted in our obligations under a convertible debenture previously issued by us in favor of Palisades. Palisades has demanded the sum of $1,650,000, allegedly representing the original principal amount of the debenture issued to Palisades, plus a 30% penalty due in accordance with the terms of the debenture. However, as of the date of the notice from Palisades, the outstanding principal amount of the convertible debenture in favor of Palisades was only $245,000.

On May 24, 2005, we responded to Palisades’ notice of default and demand for acceleration with a letter rejecting Palisades’ demand on the grounds that (a) Palisades is not entitled to the amount claimed in its demand letter, and (b) there was no continuing default under the RAB promissory note upon which Palisades is entitled to relief.

We are unable to predict whether Palisades will pursue its alleged claims against us or whether similarly situated debenture holders, who currently hold our convertible debentures in the aggregate outstanding principal amount of $1,035,000 (exclusive of Palisades), will allege defaults against us and make demands for acceleration of the outstanding amounts of their debentures.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTREAM TECHNOLOGIES, INC.

By:	/s/ CHRISTOPHER MAUS
Christopher Maus President and Chief Executive Officer

Date: May 24, 2005

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